UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 6, 2024

Date of Report (Date of earliest event reported)

Adverum Biotechnologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36579	20-5258327
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Cardinal Way

Redwood City, CA 94063

(Address of principal executive offices, including zip code)

(650) 656-9323

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol	Name Of Each Exchange On Which Registered
Common Stock	ADVM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On January 31, 2024, the Delaware Court of Chancery (the “Court”) entered a Scheduling Order With Respect to Notice and Settlement Hearing, which, among other things, set a date of April 9, 2024 to consider a settlement of the stockholder derivative action captioned Pazyuk v. Machado, et al., C.A. No. 2022-1062-MTZ (the “Action”), on the terms set forth in the Stipulation and Agreement of Settlement, Compromise and Release (the “Stipulation”) attached hereto as Exhibit 99.1.

The Action asserts claims against certain current and former directors (the “Directors”) of Adverum Biotechnologies, Inc. (the “Company”), with the Company as a nominal defendant (collectively, the “Defendants”), for allegedly awarding the Directors excessive compensation. The Defendants have denied, and continue to deny, any and all allegations of wrongdoing or liability asserted in the Action.

Nonetheless, solely to eliminate the uncertainty, distraction, disruption, burden, risk and expense of further litigation, the Defendants entered into the Stipulation on January 24, 2024. Pursuant to the terms of the Stipulation, the Defendants have agreed to implement and maintain certain changes to the Company’s director compensation policies and practices. If approved by the Court, the Company will also be responsible for the payment of the plaintiff’s attorneys’ fees. The proposed settlement, as set forth in the Stipulation, is subject to final approval by the Court. If approved, the proposed settlement will (i) fully resolve the Action by dismissing all asserted claims with prejudice and (ii) release all claims related to the allegations in the Action. This description of the Stipulation is a summary only and is qualified in its entirety by reference to Exhibit 99.1 hereto.

Pursuant to the Court’s order granting preliminary approval of the Stipulation, the Company is hereby filing the Stipulation as well as the Notice of Pendency of Settlement of Action (the “Notice”) attached hereto as Exhibit 99.2. Copies of the Notice and the Stipulation are also available on the Company’s website at: https://investors.adverum.com/governance/Pazyuk-v-Machado-et-al-Delaware-Derivative-Action-Settlement/. This website address is included for reference only; the content available at such website is not incorporated by reference into this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Stipulation and Agreement of Settlement, Compromise and Release dated January 24, 2024

99.2	Notice of Pendency of Settlement of Action dated January 31, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Adverum Biotechnologies, Inc.

Dated: February 6, 2024	By:	/s/ Laurent Fischer, M.D.
Laurent Fischer, M.D. President and Chief Executive Officer